UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 27, 2024
Nordstrom, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
On February 27, 2024, the Compensation, People and Culture Committee (the “Committee”) of the Board of Directors of the Company approved the following actions relative to salary and performance-based awards for the Company’s Principal Executive Officer, Principal Financial Officer, and the Named Executive Officers set forth in the Company’s Proxy statement dated April 28, 2023 (collectively, the “Executives”):

Executive	2023 Bonus[1]	2024 Base Salary[2]
Erik B. Nordstrom Chief Executive Officer (Principal Executive Officer)	$1,061,900	$885,000
Cathy R. Smith Chief Financial Officer (Principal Financial Officer)	$787,500	$875,000
Peter E. Nordstrom President, Nordstrom Inc. and Chief Brand Officer	$1,061,900	$885,000
Kenneth J. Worzel Chief Customer Officer	$592,938	$895,000
Alexis DePree Chief Supply Chain Officer	$656,585	$761,250
1 Nordstrom follows a pay-for-performance philosophy. The Company’s compensation plans are designed to encourage executives to focus on goals that align with business strategy, operating performance, and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2023 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Nordstrom, Inc. Executive Management Bonus Plan. On February 27, 2024, the Committee certified the achievement of results on these measures, yielding the bonus payouts shown.
2 Base salary amounts are unchanged for Cathy Smith and Kenneth Worzel and reflect increases of $126,500 for each of Erik Nordstrom and Peter Nordstrom and $36,250 for Alexis DePree. Changes are effective as of March 3, 2024.
On March 4, 2024, the Committee determined to award restricted stock units (“RSUs”) to the Executives, to be effective March 7, 2024, the first open window trading date after Committee approval. RSUs were granted pursuant to the terms of the Nordstrom, Inc. 2019 Equity Incentive Plan (the “Equity Plan”) and vest in three equal annual installments, in each case on the tenth day of the month immediately following the date of grant. The number of RSUs to be awarded to each individual is a function of established long-term incentive award levels, an RSU long-term incentive (“LTI”) percentage, and the fair value of an RSU. The fair value of an RSU is calculated as the stock price as of the effective date less the present value of Company stock dividends over the vesting period. This calculation requires the input of certain assumptions, including the risk-free interest rate and the expected Company stock dividends. The formula for determining the number of RSUs granted is:
Number of RSUs = (base pay x RSU LTI%) / RSU fair value
The foregoing summary of the key terms of the foregoing RSU awards is qualified in its entirety by the provisions of the 2024 Restricted Stock Unit Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference. The number of RSUs actually granted to the Executives, once determined, will be reported in an amendment to this Current Report on Form 8-K.
On that same date, the Committee also determined to award performance share units (“PSUs”) to the Executives pursuant to the terms of the Equity Plan. The PSU awards are effective March 7, 2024. PSUs may only be settled in shares of Company Common Stock upon the achievement of such performance goals as may be established by the Committee at the time of grant based on any one or a combination of certain performance criteria enumerated in the Equity Plan. The 2024 PSUs may be earned over a three-year period from fiscal year 2024 through fiscal year 2026. The percentage of PSUs that will actually be earned at the end of each year within the three-year period is based upon the Company’s sales and earnings before interest and tax (“EBIT”) margin results over that year. The minimum percentage of PSUs that can be earned at the end of the three-year performance cycle is 0% and the maximum is 175%. The number of PSUs to be awarded to each individual is a function of established long-term incentive award levels, a PSU LTI percentage and the fair value of a PSU. The fair value of a PSU is calculated as the stock price as of the effective date less the present value of Company stock dividends over the vesting period. This calculation requires the input of certain assumptions, including the risk-free interest rate and the expected Company stock dividends. The formula for determining the number of PSUs granted is:
Number of PSUs = (base pay x PSU LTI%) / PSU fair value

The foregoing summary of the key terms of the PSU awards is qualified in its entirety by the provisions of the 2024 Performance Share Unit Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference. The number of PSUs actually granted to the Executives, once determined, will be reported in an amendment to this Form 8-K.
ITEM 8.01 Other Events
On February 28, 2024, Nordstrom, Inc. issued a press release announcing that the Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

10.1	Form of 2024 Restricted Stock Unit Award Agreement
10.2	Form of 2024 Performance Share Unit Award Agreement
99.1	Press release of Nordstrom, Inc. dated February 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Cathy R. Smith
Cathy R. Smith
Chief Financial Officer

Date: March 4, 2024